Exhibit 99.1

Abbott Reports Fourth-Quarter and Full-Year 2013 Results

– Fourth-Quarter Ongoing EPS of $0.58 (GAAP EPS From Continuing Operations of $0.37)  –

– Achieved Adjusted Operating Margin Improvement in 2013  –

– Launched Multiple New Products in 2013 Across Diverse Business Portfolio  –

– Issues Earnings Outlook for 2014 –

Abbott Contacts: Financial: Brian Yoor (847) 937-6343 Tina Ventura (847) 935-9390 Scott Leinenweber (847) 935-1898 Media: Scott Stoffel (847) 936-9502 Angela Duff (847) 938-6894

ABBOTT PARK, Ill., Jan. 22, 2014 — Abbott today announced financial results for the fourth quarter ended Dec. 31, 2013.

•      Ongoing diluted EPS was $0.58 in the fourth quarter and $2.01 for the full year, reflecting double-digit growth; reported diluted EPS from continuing operations under GAAP was $0.37 in the fourth quarter and $1.50 for the full year.

•      Excluding foreign exchange, fourth-quarter worldwide sales increased 3.3 percent on an operational basis. Reported sales increased 0.4 percent, including an unfavorable 2.9 percent effect of foreign exchange. The previously reported sales disruption in International Nutrition that occurred in August is estimated to have reduced Abbott’s total worldwide sales growth by approximately 1.5 percentage points.

•      For the full-year 2013, Abbott expanded its adjusted operating margin by 110 basis points over prior year. This was primarily driven by continuing improvements in Diagnostics and Nutrition. Operating margin under GAAP improved by 320 basis points over prior year.

•      In 2013, Abbott delivered on a number of new product launches. Highlights include nearly 70 new product launches in Nutrition; XIENCE Xpedition™ drug-eluting stent in the United States and Japan; MitraClip®, Abbott’s first-in-class device for the treatment of mitral regurgitation, in the United States; TECNIS® OptiBlue intraocular lens (IOL) in Japan and TECNIS Toric IOL in the United States; ACCELERATOR a3600™, a next-generation automation solution for the core laboratory; and several new diagnostic tests on the ARCHITECT™ platform.

•      Abbott issues ongoing EPS guidance for the full-year 2014 that reflects double-digit growth at the mid-point of the guidance range.

•      Abbott projects an increase in its share repurchases in 2014 to more than $2 billion. In October 2013, Abbott announced a 57 percent increase in its quarterly common dividend.

“In 2013, despite some challenges, we achieved our expectations for earnings growth, including more than 100 basis points of operating margin expansion,” said Miles D. White, chairman and chief executive officer, Abbott. “In 2014, we are targeting another year of double-digit ongoing earnings-per-share growth.”

- more -

Fourth-Quarter Business Overview

Following are the sales by business segment for the fourth quarter and the full year, as well as commentary addressing fourth-quarter sales performance:

Total Company

				% Change vs. 4Q12
	Sales ($ in millions) 4Q13				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total Sales *	1,589	4,066	5,655	(0.8)	4.9	0.9	3.3	0.4
Nutrition	725	977	1,702	(2.5)	3.8	0.5	1.1	(0.8)
Diagnostics	321	875	1,196	5.5	9.9	6.0	8.8	5.9
Established Pharmaceuticals	—	1,288	1,288	n/a	0.7	(4.3)	0.7	(4.3)
Medical Devices	522	912	1,434	(0.8)	7.1	3.6	4.1	2.0

* Total Abbott Sales include Other Sales of $35 million.

				% Change vs. 12M12
	Sales ($ in millions) 12M13				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total Sales *	6,269	15,579	21,848	(0.8)	5.7	2.7	3.7	1.6
Nutrition	2,882	3,858	6,740	(0.5)	10.2	8.2	5.4	4.3
Diagnostics	1,237	3,308	4,545	6.6	8.9	5.6	8.3	5.9
Established Pharmaceuticals	—	4,974	4,974	n/a	0.7	(2.9)	0.7	(2.9)
Medical Devices	2,061	3,399	5,460	(5.0)	5.4	2.2	1.3	(0.6)

* Total Abbott Sales include Other Sales of $129 million.

n/a = Not Applicable.

Note: Operational growth reflects percentage change over the prior year excluding the impact of exchange rates.

Fourth-quarter 2013 worldwide sales of $5.7 billion increased 3.3 percent on an operational basis, driven by Diagnostics and Medical Devices. On a reported basis, sales increased 0.4 percent, including an unfavorable 2.9 percent effect of foreign exchange.

Sales in emerging markets in the fourth quarter were $2.3 billion, increasing 9.0 percent on an operational basis and 5.2 percent on a reported basis.

Nutrition

				% Change vs. 4Q12
	Sales ($ in millions) 4Q13				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total Sales	725	977	1,702	(2.5)	3.8	0.5	1.1	(0.8)
Pediatric	381	549	930	(0.3)	(3.1)	(5.2)	(2.0)	(3.2)
Adult	344	428	772	(4.8)	14.0	8.8	5.0	2.3

				% Change vs. 12M12
	Sales ($ in millions) 12M13				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total Sales	2,882	3,858	6,740	(0.5)	10.2	8.2	5.4	4.3
Pediatric	1,508	2,257	3,765	0.2	9.5	8.8	5.6	5.2
Adult	1,374	1,601	2,975	(1.3)	11.2	7.5	5.2	3.3

Worldwide Nutrition sales increased 1.1 percent in the fourth quarter on an operational basis and decreased 0.8 percent on a reported basis, including an unfavorable 1.9 percent effect of foreign exchange. Abbott’s broad and diverse nutritional product portfolio is comprised of approximately 55 percent of sales in Pediatric Nutrition and 45 percent of sales in Adult Nutrition.

Worldwide Pediatric Nutrition sales decreased 2.0 percent on an operational basis and 3.2 percent on a reported basis in the quarter, including an unfavorable 1.2 percent effect of foreign exchange. International Pediatric Nutrition sales decreased 3.1 percent on an operational basis and were impacted by a previously reported supplier recall in early August in certain international markets of pediatric nutrition products. The sales disruption is estimated to have reduced sales growth in International Pediatric Nutrition by approximately $90 million in the fourth quarter. Exclusive of this event, International Pediatric Nutrition continues to drive strong performance as it launches new product innovations and executes on geographic expansion initiatives.

Worldwide Adult Nutrition sales increased 5.0 percent on an operational basis and 2.3 percent on a reported basis in the quarter, including an unfavorable 2.7 percent effect of foreign exchange. Sales growth in the quarter was led by strong growth of Ensure® and continued expansion of the adult nutrition market where Abbott is the global leader. International Adult Nutrition sales grew 14.0 percent on an operational basis, driven by strong growth in emerging markets. U.S. Adult Nutrition sales growth was impacted by Abbott’s exit from certain non-core business lines as part of the division’s margin improvement initiative.

As International Nutrition continues to recover from the supplier recall, it is well positioned to deliver on key strategic priorities in 2014. This includes launching several new products globally in both adult and pediatric nutrition; further expansion of global capacity with three new manufacturing facilities scheduled to come on line in China, India and the United States in 2014; continued operating margin expansion as this business remains on-track to achieve an operating margin ratio of more than 20 percent of sales by 2015; and shaping and growing priority adult nutrition markets.

Diagnostics

				% Change vs. 4Q12
	Sales ($ in millions) 4Q13				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total Sales	321	875	1,196	5.5	9.9	6.0	8.8	5.9
Core Laboratory	187	775	962	8.0	9.7	5.5	9.3	5.9
Molecular	53	78	131	(10.6)	9.9	8.3	0.7	(0.2)
Point of Care	81	22	103	12.7	19.8	17.6	14.1	13.7

				% Change vs. 12M12
	Sales ($ in millions) 12M13				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total Sales	1,237	3,308	4,545	6.6	8.9	5.6	8.3	5.9
Core Laboratory	709	2,960	3,669	3.6	8.7	5.2	7.7	4.9
Molecular	203	270	473	0.7	13.0	11.1	7.4	6.4
Point of Care	325	78	403	18.5	6.5	5.1	16.0	15.7

Worldwide Diagnostics sales increased 8.8 percent in the fourth quarter on an operational basis driven by 9.3 percent growth in Core Laboratory Diagnostics and continued double-digit growth in Point of Care Diagnostics. Reported sales increased 5.9 percent, including an unfavorable 2.9 percent effect of foreign exchange. Margin initiatives in Diagnostics have continued to improve gross and operating margins versus the fourth-quarter and full-year 2012.

Core Laboratory Diagnostics sales increased 9.3 percent in the quarter on an operational basis, driven by continued above-market growth in both developed and key emerging markets, including continued strong double-digit growth in China, Brazil and Russia. Sales increased 5.9 percent on a reported basis in the quarter, including an unfavorable 3.4 percent effect of foreign exchange.

Molecular Diagnostics sales increased 0.7 percent in the quarter on an operational basis and decreased 0.2 percent on a reported basis, including an unfavorable 0.9 percent effect of foreign exchange. International sales, which represent nearly 60 percent of total Molecular Diagnostics sales, increased 9.9 percent on an operational basis driven by continued strong growth in infectious disease testing, particularly in emerging markets.

Point of Care Diagnostics sales increased 14.1 percent in the quarter on an operational basis and 13.7 percent on a reported basis, including an unfavorable 0.4 percent effect of foreign exchange. Abbott holds the leadership position in the United States, where sales increased 12.7 percent driven by continued growth in the U.S. hospital segment, as well as strong growth in the physician office segment. Overall performance was driven by balanced double-digit growth in both developed and emerging markets, with on-going investments driving further penetration in key growth markets.

Diagnostics is expected to achieve above-market performance again in 2014, with double-digit growth in emerging markets across all businesses and several new assays launching on the ARCHITECT family of analyzers in Core Diagnostics, as well as increased penetration of Molecular and Point of Care Diagnostics. At the same time, this business continues to invest in development of several next-generation diagnostic platforms across all of its business units that are designed to positively impact patient care, improve service to customers, enhance laboratory productivity and reduce costs.

Established Pharmaceuticals

				% Change vs. 4Q12
	Sales ($ in millions) 4Q13				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total Sales	—	1,288	1,288	n/a	0.7	(4.3)	0.7	(4.3)
Key Emerging Markets	—	611	611	n/a	10.1	2.7	10.1	2.7
Other Markets	—	677	677	n/a	(6.7)	(9.8)	(6.7)	(9.8)

				% Change vs. 12M12
	Sales ($ in millions) 12M13				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total Sales	—	4,974	4,974	n/a	0.7	(2.9)	0.7	(2.9)
Key Emerging Markets	—	2,358	2,358	n/a	6.3	1.5	6.3	1.5
Other Markets	—	2,616	2,616	n/a	(4.0)	(6.5)	(4.0)	(6.5)

n/a = Not Applicable.

Established Pharmaceuticals sales increased 0.7 percent in the fourth quarter on an operational basis and decreased 4.3 percent on a reported basis, including an unfavorable 5.0 percent effect of foreign exchange.

Abbott is focused on 14 Key Emerging Markets that represent attractive long-term growth opportunities. Sales in these Key Emerging Markets increased 10.1 percent on an operational basis in the quarter, led by strong growth in Brazil, Russia and China. Reported sales, which include an unfavorable effect of 7.4 percent of foreign exchange, increased 2.7 percent in the quarter.

Other Markets include developed markets, such as Western Europe and Japan, and other emerging markets globally. Sales in these geographies decreased 6.7 percent in the quarter on an operational basis and 9.8 percent on a reported basis, including an unfavorable 3.1 percent effect of foreign exchange. As expected, sales growth in developed markets continues to be impacted by market conditions, particularly in Western Europe.

In 2014, Established Pharmaceuticals will continue to focus on driving growth in Key Emerging Markets, which currently represent approximately 50 percent of total sales and are projected to grow to approximately 60 percent of total sales over the next several years. Key strategic priorities to accelerate growth in these markets include continuing to build locally relevant portfolios across key therapeutic areas and tailoring local commercial activities to each market.

Medical Devices

				% Change vs. 4Q12
	Sales ($ in millions) 4Q13				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total Sales	522	912	1,434	(0.8)	7.1	3.6	4.1	2.0
Vascular	285	487	772	1.1	5.3	2.0	3.8	1.7
Diabetes Care	129	217	346	(14.3)	4.1	2.7	(3.6)	(4.4)
Medical Optics	108	208	316	15.0	14.8	8.8	14.9	10.9

Vascular Product Lines:
DES/BVS(a)	126	277	403	(1.4)	7.3	1.7	4.5	0.7
Other Coronary Products(b)	49	100	149	(0.4)	0.6	(0.4)	0.2	(0.4)
Endovascular(c)	64	60	124	7.9	9.3	10.0	8.6	8.9

				% Change vs. 12M12
	Sales ($ in millions) 12M13				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total Sales	2,061	3,399	5,460	(5.0)	5.4	2.2	1.3	(0.6)
Vascular	1,148	1,864	3,012	(6.4)	4.1	1.0	—	(1.9)
Diabetes Care	518	788	1,306	(8.6)	5.0	3.8	(0.8)	(1.5)
Medical Optics	395	747	1,142	4.9	9.1	3.7	7.6	4.1

Vascular Product Lines:
DES/BVS(a)	510	1,053	1,563	(8.2)	5.9	0.9	1.0	(2.3)
Other Coronary Products(b)	193	386	579	(1.6)	(2.8)	(4.0)	(2.4)	(3.2)
Endovascular(c)	247	228	475	2.5	7.8	8.2	5.0	5.1

(a) Includes drug-eluting stents and bioresorbable vascular scaffold (BVS) product portfolio.

(b) Includes guide wires, balloon catheters and other coronary products.

(c) Includes vessel closure, carotid stents and other peripheral products.

Worldwide Medical Devices sales increased 4.1 percent in the fourth quarter on an operational basis. Reported sales increased 2.0 percent, including an unfavorable 2.1 percent effect of foreign exchange.

Worldwide sales of Vascular products increased 3.8 percent in the quarter on an operational basis, representing a sequential improvement versus third quarter 2013; sequential growth in this business improved each quarter throughout 2013. Reported sales increased 1.7 percent, including an unfavorable 2.1 percent effect of foreign exchange. International sales comprise more than 60 percent of the total Vascular business and increased 5.3 percent operationally, driven by continued share gains of the XIENCE Xpedition drug-eluting stent and Absorb™, Abbott’s drug-eluting coronary bioresorbable vascular scaffold (BVS); sales growth of MitraClip, Abbott’s first-in-class device for the treatment of mitral regurgitation; and 9.3 percent growth in Endovascular products. Sales of Vascular products in the United States increased modestly and were impacted by a year-over-year market decline, offset by an increase in XIENCE Xpedition market share and 7.9 percent growth in Endovascular products.

Worldwide Diabetes Care sales decreased 3.6 percent in the quarter on an operational basis and 4.4 percent on a reported basis, including an unfavorable 0.8 percent effect of foreign exchange. Worldwide operational sales growth was driven by International sales growth of 4.1 percent offset by the expected impact of CMS competitive bidding in the United States.

Worldwide Medical Optics sales increased 14.9 percent in the quarter on an operational basis and 10.9 percent on a reported basis, including an unfavorable 4.0 percent effect of foreign exchange. Sales of cataract products, which represent more than 65 percent of Medical Optics sales, increased strong double digits, outpacing the growth of the global cataract market. This performance was driven by continued growth in emerging markets and share gains of recently launched new products, including the TECNIS OptiBlue IOL in Japan, which provides Abbott access to the largest segment of the Japan market; the TECNIS Toric IOL in the United States for patients with astigmatism, which enables Abbott to compete in the fastest growing premium segment of the IOL market; and Abbott’s introduction of its new laser cataract system, Catalys™, following the acquisition of OptiMedica in the third quarter.

In 2014, a number of new products will drive continued growth in Medical Devices. This includes MitraClip, which received U.S. FDA approval in October and has demonstrated clinical benefits, a positive safety profile and patient quality of life improvements in multiple clinical trials; the expected U.S. FDA approval and launch of a new peripheral stent in Abbott’s Endovascular portfolio; the continued geographic rollout of Absorb and XIENCE Xpedition; expected launches of new preloaded IOLs, which improve the ease of use in the surgical suite; and further penetration of the Catalys laser cataract system.

Abbott increases its return of cash to shareholders in 2014

In 2014, Abbott projects an increase in its share repurchases to more than $2 billion.

On Oct. 16, 2013, Abbott announced a 57 percent increase in the company’s quarterly common dividend. Abbott’s cash dividend of $0.22 per share is payable Feb. 15, 2014, to shareholders of record at the close of business on Jan. 15, 2014.

Abbott is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for 25 consecutive years.

Abbott issues ongoing earnings-per-share outlook for 2014

Abbott is issuing ongoing earnings-per-share guidance for the full-year 2014 of $2.16 to $2.26, representing double-digit growth at the mid-point of the guidance range.

Abbott forecasts net specified items for the full year 2014 of approximately $1.03 per share. Specified items include intangible amortization expense, charges associated with cost reduction initiatives, as well as tax expense associated with a projected one-time repatriation of 2014 ex-U.S. earnings. Including these net specified items, projected earnings per share from continuing operations under Generally Accepted Accounting Principles (GAAP) would be $1.13 to $1.23 for the full year 2014.

About Abbott

Abbott (NYSE: ABT) is a global healthcare company devoted to improving life through the development of products and technologies that span the breadth of healthcare. With a portfolio of leading, science-based offerings in diagnostics, medical devices, nutritionals and branded generic pharmaceuticals, Abbott serves people in more than 150 countries and employs approximately 70,000 people.

Visit Abbott at www.abbott.com and connect with us on Twitter at @AbbottNews.

Abbott will webcast its live fourth-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8 a.m. Central time today. An archived edition of the call will be available after 11 a.m. Central time.

— Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,’’ to our Annual Report on Securities and Exchange Commission Form 10-K/A for the year ended Dec. 31, 2012, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Laboratories and Subsidiaries

Consolidated Statement of Earnings

Fourth Quarter Ended December 31, 2013 and 2012

(in millions, except per share data)

(unaudited)

	4Q13	4Q12	% Change
Net Sales	$5,655	$5,632	0.4

Cost of products sold, excluding amortization expense	2,613	2,599	0.5
Amortization of intangible assets	198	196	0.9
Research and development	386	460	(16.2	) (1)
Selling, general, and administrative	1,701	1,868	(8.9	) (2)
Total Operating Cost and Expenses	4,898	5,123	(4.4)

Operating earnings	757	509	48.8	(3)

Interest expense, net	17	71	(75.8)
Loss on extinguishment of debt	—	1,351	(100.0	) (4)
Net foreign exchange (gain) loss	6	(2)	n/m
Other (income) expense, net	(3)	9	n/m
Earnings (Loss) from Continuing Operations before taxes	737	(920)	n/m

Taxes on Earnings (Loss) from Continuing Operations	148	(398)	n/m
Earnings (Loss) from Continuing Operations	589	(522)	n/m

Earnings from Discontinued Operations, net of taxes	—	1,575	(100.0)

Net Earnings	$589	$1,053	(44.0)

Net Earnings from Continuing Operations, excluding Specified Items, as described below	$918	$766	19.8	(5)

Diluted Earnings (Loss) per Common Share from Continuing Operations	$0.37	$(0.33)	n/m

Diluted Earnings per Common Share from Discontinued Operations	—	$0.99	(100.0)

Diluted Earnings per Common Share	$0.37	$0.66	(43.9)

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$0.58	$0.48	20.8	(5)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options and Awards	1,567	1,596

(1)	Decrease versus prior year is driven by specified items included in 2012 results.
(2)

Decrease versus prior year primarily driven by reduction in specified items, including certain expenses included in Abbott’s 2012 Continuing Operations that transferred or are being charged to AbbVie in 2013, as well as separation expenses.

(3)

Increase versus prior year primarily relates to strong operating performance, certain expenses included in Abbott’s 2012 Continuing Operations that transferred or are being charged to AbbVie in 2013, as well as lower separation expenses in 2013 versus 2012.

(4)	Loss on extinguishment of debt in 2012 are expenses associated with the early payment of long-term debt as previously discussed.
(5)

2013 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $329 million, or $0.21 per share, for intangible amortization expense; expenses associated with cost reduction initiatives; and other costs, including integration and separation-related costs.

2012 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $1.288 billion, or $0.81 per share, as detailed in the 8-K dated April 16, 2013, for intangible amortization expense and loss on extinguishment of debt, as well as specified items previously identified in Abbott’s earnings release dated Jan. 23, 2013, related to Abbott’s continuing operations, certain expenses that transferred or will be charged to AbbVie, and an interest expense adjustment to reflect Abbott’s capital structure after the separation of AbbVie.

NOTES:

a)             See tables on page 11 for an explanation of certain non-GAAP financial information.

b)             “Discontinued Operations” reflect the operations of the AbbVie business, which became an independent company on Jan.1, 2013.

n/m = Percent change is not meaningful.

Abbott Laboratories and Subsidiaries

Consolidated Statement of Earnings

Fiscal Year Ended December 31, 2013 and 2012

(in millions, except per share data)

(unaudited)

	12M13	12M12	% Change
Net Sales	$21,848	$21,494	1.6

Cost of products sold, excluding amortization expense	10,040	9,817	2.3
Amortization of intangible assets	791	795	(0.5)
Research and development	1,452	1,544	(6.0)	(1)
Selling, general, and administrative	6,936	7,444	(6.8)	(2)
Total Operating Cost and Expenses	19,219	19,600	(1.9)

Operating earnings	2,629	1,894	38.8	(3)

Interest expense, net	90	288	(68.7)
Loss on extinguishment of debt	—	1,351	(100.0)	(4)
Net foreign exchange (gain) loss	50	(25)	n/m
Other (income) expense, net	(32)	(25)	25.5
Earnings from Continuing Operations before taxes	2,521	305	n/m

Taxes on Earnings from Continuing Operations	138	(274)	n/m	(5)
Earnings from Continuing Operations	2,383	579	n/m

Earnings from Discontinued Operations, net of taxes	193	5,384	n/m	(6)

Net Earnings	$2,576	$5,963	(56.8)

Net Earnings from Continuing Operations, excluding
Specified Items, as described below	$3,189	$2,766	15.3	(7)

Diluted Earnings per Common Share from Continuing Operations	$1.50	$0.36	n/m

Diluted Earnings per Common Share from Discontinued Operations	$0.12	$3.36	n/m

Diluted Earnings per Common Share	$1.62	$3.72	(56.5)

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$2.01	$1.74	15.5	(7)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options and Awards	1,574	1,592

(1)   Decrease versus prior year is driven by specified items included in 2012 results.

(2)   Decrease versus prior year primarily driven by reduction in specified items, including certain expenses included in Abbott’s 2012 Continuing Operations that transferred or are being charged to AbbVie in 2013, as well as expenses related to cost reduction initiatives.

(3)   Increase versus prior year primarily relates to strong operating performance, certain expenses included in Abbott’s 2012 Continuing Operations that transferred or are being charged to AbbVie in 2013, as well as lower expense associated with cost reduction initiatives in 2013 versus 2012.

(4)   Loss on extinguishment of debt in 2012 are expenses associated with the early payment of long-term debt as previously discussed.

(5)   2013 Taxes on Earnings from Continuing Operations includes a favorable adjustment to tax expense of $234 million, or $0.15 per share, related to the resolution of various tax positions from previous years as well as a favorable adjustment to tax expense of $103 million, or $0.07 per share, for the impact in the first quarter of U.S. tax law changes enacted in 2013 related to 2012 results. 2012 Taxes on Earnings from Continuing Operations includes a favorable adjustment to tax expense of $218 million, or $0.14 per share, as a result of the resolution of various tax positions from a previous year. These favorable items are classified as specified items and are excluded from ongoing results, as discussed below.

(6)   2013 Earnings from Discontinued Operations, net of taxes, includes a favorable adjustment to tax expense of $193 million, or $0.12 per share, as a result of the resolution of various tax positions from a previous year related to AbbVie operations.

(7)   2013 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $806 million, or $0.51 per share, for intangible amortization expense; expenses associated with cost reduction initiatives; a philanthropic contribution to the Abbott Fund; and other costs, including integration and separation-related costs; partially offset by favorable tax adjustments, as discussed in note 5.

2012 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $2.187 billion, or $1.38 per share, as detailed in the 8-K dated April 16, 2013, for intangible amortization expense and loss on extinguishment of debt, as well as specified items previously identified in Abbott’s earnings release dated Jan. 23, 2013, related to Abbott’s continuing operations, certain expenses that transferred or will be charged to AbbVie, and an interest expense adjustment to reflect Abbott’s capital structure after the separation of AbbVie, partially offset by a favorable tax adjustment, as discussed in note 5.

NOTES:

c)              See tables on page 12 for an explanation of certain non-GAAP financial information.

d)             “Discontinued Operations” reflect the operations of the AbbVie business, which became an independent company on Jan.1, 2013.

n/m = Percent change is not meaningful.

Non-GAAP Reconciliation of Financial Information

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information

Fourth Quarter Ended December 31, 2013 and 2012

(in millions, except per share data)

(unaudited)

	4Q13
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization Expense	$198	$(198)	—
Gross Margin	2,844	291	$3,135	55.4%
R&D	386	(1)	385	6.8%
SG&A	1,701	(87)	1,614	28.5%
Other (Income) Expense, Net	(3)	(17)	(20)
Earnings from Continuing Operations before taxes	737	396	1,133
Taxes on Earnings from Continuing Operations	148	67	215
Net Earnings from Continuing Operations	589	329	918
Diluted Earnings per Share from Continuing Operations	$0.37	$0.21	$0.58

Specified items reflect intangible amortization expense of $198 million; expenses associated with cost reduction initiatives of $135 million; and other costs of $63 million, including integration and separation-related costs.

	4Q12
	As reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization Expense	$196	$(196)	—
Gross Margin	2,837	248	$3,085	54.8%
R&D	460	(77)	383	6.8%
SG&A	1,868	(208)	1,660	29.5%
Interest Expense, Net	71	(46)	25
Loss on Extinguishment of Debt	1,351	(1,351)	—
Other (Income) Expense, Net	9	(10)	(1)
Earnings (Loss) from Continuing Operations before taxes	(920)	1,940	1,020
Taxes on Earnings (Loss) from Continuing Operations	(398)	652	254
Net Earnings (Loss) from Continuing Operations	(522)	1,288	766
Diluted Earnings (Loss) per Share from Continuing Operations	$(0.33)	$0.81	$0.48

Specified items, as detailed in the 8-K dated April 16, 2013, include intangible amortization expense of $196 million and loss on extinguishment of debt of $1.351 billion; as well as $347 million for specified items related to Abbott’s continuing operations, the removal of certain corporate expenses that transferred to AbbVie in the separation and certain expenses that will be charged to AbbVie under transition service agreements, and $46 million for an adjustment to interest expense to reflect Abbott’s capital structure after the separation of AbbVie, as previously identified in Abbott’s earnings release dated Jan. 23, 2013.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information

Fiscal Year Ended December 31, 2013 and 2012

(in millions, except per share data)

(unaudited)

	12M13
	As reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization Expense	$791	$(791)	—
Gross Margin	11,017	1,114	$12,131	55.5%
R&D	1,452	(18)	1,434	6.6%
SG&A	6,936	(251)	6,685	30.6%
Net Foreign Exchange (Gain)/Loss	50	(15)	35
Other (Income) Expense, Net	(32)	(19)	(51)
Earnings from Continuing Operations before taxes	2,521	1,417	3,938
Taxes on Earnings from Continuing Operations	138	611	749
Net Earnings from Continuing Operations	2,383	806	3,189
Diluted Earnings per Share from Continuing Operations	$1.50	$0.51	$2.01

Specified items reflect intangible amortization expense of $791 million; expenses associated with cost reduction initiatives of $347 million; a philanthropic contribution to the Abbott Fund of $40 million; and other costs of $239 million, including integration and separation-related costs; partially offset by favorable adjustments to tax expense of $234 million related to the resolution of various tax positions from previous years and $103 million for the impact in the first quarter of U.S. tax law changes enacted in 2013 related to 2012 results.

	12M12
	As reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization Expense	$795	$(795)	—
Gross Margin	10,882	1,032	$11,914	55.4%
R&D	1,544	(85)	1,459	6.8%
SG&A	7,444	(715)	6,729	31.3%
Interest Expense, Net	288	(181)	107
Loss on Extinguishment of Debt	1,351	(1,351)	—
Other (Income) Expense, Net	(25)	(10)	(35)
Earnings from Continuing Operations before taxes	305	3,374	3,679
Taxes on Earnings from Continuing Operations	(274)	1,187	913
Net Earnings from Continuing Operations	579	2,187	2,766
Diluted Earnings per Share from Continuing Operations	$0.36	$1.38	$1.74

Specified items, as detailed in the 8-K dated April 16, 2013, include intangible amortization expense of $795 million and loss on extinguishment of debt of $1.351 billion; as well as $1.047 billion for specified items related to Abbott’s continuing operations, the removal of certain corporate expenses that transferred to AbbVie in the separation and certain expenses that will be charged to AbbVie under transition service agreements, and $181 million for an adjustment to interest expense to reflect Abbott’s capital structure after the separation of AbbVie, partially offset by a favorable adjustment to tax expense of $218 million related to the resolution of various tax positions from a previous year, as previously identified in Abbott’s earnings release dated Jan. 23, 2013.

Tax Rate Reconciliation

A reconciliation of the fourth-quarter tax rates for 2013 and 2012 is shown below:

	4Q13
(dollars in millions)	Pre-Tax Income (1)	Taxes on Earnings	Tax Rate
As reported (GAAP)	$737	$148	20.0%
Specified Items	396	67
Excluding specified items	$1,133	$215	19.0%

	4Q12
(dollars in millions)	Pre-Tax Income (1)	Taxes on Earnings	Tax Rate
As reported (GAAP)	$(920)	$(398)	43.3%
Specified Items	1,940	652
Excluding specified items	$1,020	$254	25.0%

(1)         Earnings (Loss) from Continuing Operations before income taxes.

A reconciliation of the full-year tax rates for 2013 and 2012 is shown below:

	12M13
(dollars in millions)	Pre-Tax Income (2)	Taxes on Earnings	Tax Rate
As reported (GAAP)	$2,521	$138	5.5%
Specified Items (3)	1,417	611
Excluding specified items	$3,938	$749	19.0%

	12M12
(dollars in millions)	Pre-Tax Income (2)	Taxes on Earnings	Tax Rate
As reported (GAAP)	$305	$(274)	(89.7)%
Specified Items (4)	3,374	1,187
Excluding specified items	$3,679	$913	24.8%

(2)         Earnings from Continuing Operations before income taxes.

(3)         Specified Items include a favorable adjustment to tax expense of $234 million from the resolution of various tax positions from previous years as well as a favorable adjustment to tax expense of $103 million for the impact in the first quarter of U.S. tax law changes enacted in 2013 related to 2012 results.

(4)         Specified Items include a favorable adjustment to tax expense of $218 million from the resolution of a previous year’s tax positions.

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